Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Perion Network Ltd. Equity Incentive Plan (formerly known as the 2003 Israeli Share Option Plan), of our report dated April 6, 2015, with respect to the consolidated financial statements of Perion Network Ltd. and its subsidiaries for the year ended December 31, 2014, filed with the Securities and Exchange Commission on April 6, 2015 on Form 6-K.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
December 1, 2015	A member of Ernst & Young Global